EXHIBIT 23.3

CONSENT OF KPMG, LLP

Independent Auditors’ Consent

The Board of Directors

Fulton Financial Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Lancaster, Pennsylvania

March 31, 2003